EXHIBIT 99
                                                                      ----------

[LOGO] MRO SOFTWARE

FOR IMMEDIATE RELEASE

MEDIA CONTACT:                                         INVESTOR CONTACT:
Vaughn Harring                                         Peter Rice
(781) 280-6855                                         (781) 280-6550
vaughn.harring@mro.com                                 peter.rice@mro.com


                   MRO SOFTWARE REPORTS THIRD QUARTER RESULTS

      STRONG MAXIMO SALES, IMPROVED ITAM ACTIVITY DRIVES INCREASED REVENUE,
                         OPERATING MARGINS, EPS AND CASH

BEDFORD, MASS., July 17, 2003 - MRO Software, Inc. (Nasdaq: MROI), the leading provider of strategic asset management solutions, today announced results for the Company's third fiscal quarter ended June 30, 2003. Total revenues for the third quarter were $47.6 million compared with $41.4 million for the third quarter of the prior year, an increase of 15 percent. On a GAAP basis, the Company reported net income for the quarter of $2.0 million or $0.08 per diluted share, compared with a net loss of $1.8 million or $(0.08) per share for the same quarter last year.

Pro forma net income (see Schedule A) for the third quarter was $2.8 million, or $0.12 per diluted share compared with pro forma net income of $0.8 million or $0.03 per diluted share for same quarter last year. Pro forma results are adjusted for the amortization of acquired technology, goodwill and other intangibles and their related tax effects. As a result of the Company's implementation of FASB No.142 on October 1, 2002, the Company no longer amortizes goodwill.

Revenue from software license sales was $15.3 million, compared with $12.4 million in the same quarter last year, an increase of 23 percent. Support and services revenue was $32.3 million, compared with $29.0 million in the same quarter last year, an increase of 11 percent.

As of June 30, 2003, the balance sheet contained $78.5 million in cash and marketable securities, an increase of $4.2 million from the second quarter, and no long-term debt. Deferred revenue increased to $32.0 million, and days sales outstanding (DSO) dropped to 64 days.

There were a total of 234 software license sales for the quarter, including two transactions in excess of $1 million. Customers for the quarter included: Archer Daniels Midland, City of Atlanta, GE Power Systems Division, New England Medical Center, Southwest Airlines, Safeway Inc., UNNICO, University of Chicago Hospital and the U.S. Marine Corps.

"The strong third quarter results indicate that several of our major initiatives are starting to contribute to the Company's success," said Chip Drapeau, president and CEO, MRO Software. "We're seeing increased adoption rates for our MAXIMO 5 solutions. Our focus on vertical solutions is paying off as well, with several significant wins in the utilities sector during the quarter. The alliance partner program is gaining momentum, as is our position within the IT Asset Management market. Our improvement in revenue performance, operating margins and earnings demonstrates our ability to execute against our plan."

"The Company's financial fundamentals showed improvements this quarter with gains in each important category - software sales, operating margins, earnings, cash, deferred revenue and DSOs," said Peter Rice, CFO, MRO Software. "As a result of our third quarter performance, we've increased our expectations for both revenue and earnings for fiscal 2003. We now expect total revenues to be slightly above fiscal 2002 results of $171.9 million. On a GAAP basis, we expect earnings per diluted share to be between $0.13 and $0.18 per share. On a pro forma basis, we expect earnings per diluted share to be between $0.25 and $0.30 per share. Our pro forma earnings per share exclude the amortization of acquired technology and other intangibles and their related tax effects. The difference between GAAP earnings per share and pro forma earnings per share is estimated to be approximately $0.12 for the fiscal year 2003."

The Company will hold a conference call to discuss these results on Thursday, July 17, 2003 beginning at 4:30 p.m. EDT. To participate in this call, dial
(800) 932-9896, outside the U.S., call (706) 634-5804. A replay of the call will be available for one week, beginning at approximately 7:00 p.m. EDT on July 17, 2003. To access the replay dial (800) 642-1687, or outside the U.S., dial (706) 645-9291 and use conference ID: 1510671. To view the full text of this press release and related financial tables, or to hear a webcast of the conference call, please visit the Investor Relations portion of the Company's Website at: http://www.mro.com/investor.

FORWARD-LOOKING STATEMENTS.
This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Company's actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include, among other things, continued sluggishness in IT spending and stagnation in the market for our products, difficulties or delays in the development or deployment of our industry solutions, delays in the adoption and market penetration of our recently acquired MainControl products, lower than expected benefits from our alliance partner program, and those factors discussed in the Section entitled "Factors Affecting Future Performance" in our Quarterly Report on Form 10-Q for the second quarter of fiscal 2003.

ABOUT MRO SOFTWARE, INC.
MRO Software is the leading provider of e-Business solutions for strategic asset management. The Company's integrated suite of applications optimizes performance, improves productivity and service levels and enables asset-related sourcing and procurement across the entire spectrum of strategic assets.

The Company's asset management solutions allow customers to manage the complete lifecycle of strategic assets including: planning, procurement, deployment, tracking, maintenance and retirement. Using MRO Software's solutions customers improve production reliability, labor efficiency, material optimization, software license compliance, lease management, warranty and service management and provisioning across the asset base.

MRO Software (Nasdaq: MROI) is a global company based in Bedford, Mass., with approximately 900 employees, 10,000 customers and more than 260,000 end-users. The Company markets its products through a direct sales organization in combination with a network of international distributors. MRO Software has sales offices throughout North America, Europe, Asia/Pacific and Latin America. Additional information on MRO Software can be found at http://www.mro.com.

MAXIMO(R) is a registered trademark, and MRO SoftwareTM is a trademark, of MRO Software, Inc.


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

                               MRO SOFTWARE, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)


                                                            Three Months Ended            Nine Months Ended
                                                                  June 30,                     June 30,
                                                          -----------------------      -----------------------
                                                             2003          2002           2003          2002
                                                          ---------     ---------      ---------     ---------
(in thousands, except per share data)

 Revenues:
     Software                                             $  15,348     $  12,398      $  35,685     $  34,000
     Support and services                                    32,287        29,045         95,226        91,807
                                                          ---------     ---------      ---------     ---------
              Total revenues                                 47,635        41,443        130,911       125,807
                                                          ---------     ---------      ---------     ---------

 Cost of revenues:
     Software                                                 1,752           728          3,269         2,681
     Support and services                                    14,662        15,032         44,103        47,663
     Amortization of acquired technology                        844           754          2,532         2,161
                                                          ---------     ---------      ---------     ---------
              Total cost of revenues                         17,258        16,514         49,904        52,505
                                                          ---------     ---------      ---------     ---------

 Gross profit                                                30,377        24,929         81,007        73,302

 Operating expenses:
     Sales and marketing                                     16,074        14,032         45,765        43,743
     Product development                                      6,512         6,514         19,656        19,675
     General and administrative                               4,764         4,429         13,118        13,776
     Amortization of goodwill and other intangibles             226         3,064            704         9,169
                                                          ---------     ---------      ---------     ---------
              Total operating expenses                       27,576        28,039         79,243        86,363
                                                          ---------     ---------      ---------     ---------

 Income/(loss) from operations                                2,801        (3,110)         1,764       (13,061)

     Interest income                                            205           217            596           750
     Other income, net                                          169           519          1,150           445
                                                          ---------     ---------      ---------     ---------

Income/(loss) before income taxes                             3,175        (2,374)         3,510       (11,866)

 Provision/(benefit) for income taxes                         1,158          (540)         1,276        (3,277)
                                                          ---------     ---------      ---------     ---------

 Net income/(loss)                                        $   2,017     $  (1,834)     $   2,234     $  (8,589)
                                                          =========     =========      =========     =========

Net income/(loss) per share, basic                        $    0.08     $   (0.08)     $    0.09     $   (0.38)
                                                          ---------     ---------      ---------     ---------
Net income/(loss) per share, diluted                      $    0.08     $   (0.08)     $    0.09     $   (0.38)
                                                          ---------     ---------      ---------     ---------

 Shares used to calculate net income/(loss) per share
      Basic                                                  24,457        23,334         24,390        22,807
      Diluted                                                24,489        23,334         24,542        22,807


                               MRO SOFTWARE, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                             PRO FORMA, AS ADJUSTED
                                   Schedule A
                                   (unaudited)

                                                            Three Months Ended            Nine Months Ended
                                                                  June 30,                     June 30,
                                                          -----------------------      -----------------------
                                                             2003          2002           2003          2002
                                                          ---------     ---------      ---------     ---------
(in thousands, except per share data)

GAAP net income/(loss)                                    $   2,017     $  (1,834)     $   2,234     $  (8,589)

      Pro forma adjustments
      ---------------------

     Amortization of goodwill and other intangibles             226         3,064            704         9,169
     Amortization of acquired technology                        844           754          2,532         2,161
     Related tax effects                                       (266)       (1,161)          (927)       (3,336)

                                                          ---------     ---------      ---------     ---------
     Total pro forma adjustments                                804         2,657          2,309         7,994

Pro forma net income, as adjusted                         $   2,821     $     823      $   4,543     $    (595)
                                                          ---------     ---------      ---------     ---------


Pro forma diluted net income/(loss) per share,
  as adjusted                                             $    0.12     $    0.03      $    0.19     $   (0.03)
                                                          ---------     ---------      ---------     ---------

Shares used to calculate pro forma net income/
    (loss) per share, as adjusted                            24,489        23,782         24,542        22,807


NOTE:
In this press release, the Company announced its earnings per share (EPS) on a GAAP and pro forma basis. Pro forma net income for fiscal year 2003 is adjusted to exclude the amortization of acquired technology and other intangibles and their related tax effects. Pro forma net loss for fiscal year 2002 is adjusted to exclude the amortization of acquired technology, goodwill and other intangibles and their related tax effects. The Company adopted FAS No. 142 on October 1, 2002. In accordance with FAS No. 142, the Company no longer amortizes goodwill.

Management believes that such pro forma EPS is useful to investors, first because it is important for investors to receive information in a form that is consistent with the Company's past practice, and second because the Company's amortization of acquired technology and other intangibles is substantially fixed, and is relatively large in comparision with the absolute value of the Company's operating income. The Company believes that by focusing on the impact of expenses that are to a greater extent subject to control by the Company's management, pro forma EPS provides investors with a more direct perspective on the performance of the Company and its management.

                               MRO SOFTWARE, INC.

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (unaudited)

                                                               June 30,      September 30,
                                                                 2003             2002
                                                               --------         --------
(in thousands)                       ASSETS

Cash and cash equivalents                                      $ 57,790         $ 67,315
Marketable securities                                             1,102             --
Accounts receivable, net                                         34,066           35,433
Other current assets                                             10,484            9,042
                                                               --------         --------
         TOTAL CURRENT ASSETS                                   103,442          111,790
                                                               --------         --------

Marketable securities                                            19,568              500
Property and equipment, net                                       8,717           10,156
Intangible assets, net                                           54,958           58,366
Other assets                                                     12,215           11,341
                                                               --------         --------
         TOTAL ASSETS                                          $198,900         $192,153
                                                               ========         ========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities                                            $ 23,661         $ 26,192
Deferred revenue                                                 30,726           27,536
                                                               --------         --------
         TOTAL CURRENT  LIABILITIES                              54,387           53,728
                                                               ========         ========

Other long term liabilities                                       1,340              405
                                                               --------         --------
         TOTAL LIABILITIES                                       55,727           54,133
                                                               ========         ========


         STOCKHOLDERS' EQUITY                                   143,173          138,020
                                                               --------         --------

              TOTAL LIABILITIES & STOCKHOLDERS' EQUITY         $198,900         $192,153
                                                               ========         ========



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